UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

        Date of Report (Date of Earliest Event Reported): April 5, 2004

                    SONGZAI INTERNATIONAL HOLDING GROUP, INC.

                         f/k/a HERITAGE COMPANIES, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    333-66994
                                    ---------
                            (Commission File Number)

                                   43-1932733
                                   ----------
                      (I.R.S. Employer Identification No.)

                  5628 Halifax Road, Arcadia, California 91007
              ----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 975-5643
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Songzai International Holding Group, Inc., a Nevada corporation, f/k/a Heritage Companies, Inc. (the "Registrant"), in connection with the items set forth below.

ITEM  1.  Not  Applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

          See  Item  5.

ITEM  3.  Not  Applicable.

ITEM  4.  Not  Applicable.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

The Registrant has entered into a Purchase and Sale Agreement (the "Agreement") with the Registrant's Chairman, Hong Wen Li, and Songzai Metal Products, Ltd., a corporation organized under the laws of the People's Republic of China, (the
"Sellers". Under the Agreement, the Registrant will acquire all of Sellers' outstanding interests in a non-operating coal mine formerly known as Heihe Jinchang coal mine (the "Coal Mine".) The Coal Mine is located on the western slope of the Xiaoxianling Mountain, near Heihe City in the Heilongjiang province of the People's Republic of China.

The Coal Mine was awarded to China Everbright Bank upon default by a predecessor in title. Sellers entered into an agreement with China Everbright Bank to obtain rights to the Coal Mine. A dispute arose and an award of the Higher People's Court of Heilongjiang Province of 2002, confirmed title to Sellers.

The Registrant has received a report from John T. Boyd Company, Mining and Geological Consultants, dated March 31, 2004, indicating that the Coal Mine consists of approximately 1,016,822 square meters with approximately 3,157,000 tons of recoverable reserves. The report predicts that 150,000 tons per year of coal is capable of being mined at full production.

The Coal Mine has not been operating since 1998 and will require dewatering of existing water inflows. Three pumping stations are on site for future dewatering. The site will also require restorative work to comply with governmental environmental standards. This may include installing water sprays, noise reduction boards, dust removal chambers, and settling ponds. The costs of these improvements has not yet been determined.

Purchase price of the Coal Mine will be paid by delivery of 400,000 convertible preferred shares of the Registrant, each of which is convertible into 100 shares of common voting stock. To effect the payment of the purchase price the Company expects to authorize a class of 8,000,000 Convertible Preferred Shares under Nevada law.

The coal will be primarily sold as raw product. Most of the product will likely be shipped by truck. Rail connections are available within 500 meters of the site.

The Agreement is contingent upon, among other things, Sellers' delivery of suitable documents of title, government approvals for the transfer, and opinions of counsel.

As  part  of  the  Purchase  and  Sale  Agreement,  the  Registrant  will file a
Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission in connection with (i) a proposal to amend its corporate charter to authorize a class of 8,000,000 blank check preferred shares, which will enable the issuance of convertible preferred shares in payment of the Purchase and Sale Agreement; (ii) a proposal to amend its corporate charter to increase the number of authorized shares of common stock from 200,000,000 to 1,000,000,000. The Registrant currently has issued and outstanding 68,503,748 shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol SGZI.

ITEM  6.  Not  Applicable.

ITEM  7.  Not  Applicable.

ITEM  8.  Not  Applicable.

ITEM  9.  Not  Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONGZAI  INTERNATIONAL  HOLDING  GROUP,  INC.



By:  /s/  Hong  Wen  Li
     ---------------
     Hong  Wen  Li
     Chairman



                                  EXHIBIT  INDEX

Exhibit
Number      Description
------      -----------

10          Purchase  and  Sale  Agreement,  dated  April  5,  2004